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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporating by reference our report on the financial statements of Midwest Banc Holdings, Inc. as of December 31, 1999 and 1998 and for the three years then ended in Amendment No. 1 of the Registration Statement on Form S-3 and Prospectus of Midwest Banc Holdings, Inc. and MBHI Capital Trust I. Our report is dated January 15, 2000 and is included in the 1999 Form 10-K of Midwest Banc Holdings, Inc. We also consent to the reference to us under "Experts" in the Registration Statement and Prospectus.


                                              /s/  Crowe, Chizek and Company LLP
                                             -----------------------------------
                                                   Crowe, Chizek and Company LLP


Oak Brook, Illinois
May 17, 2000